Exhibit 4

                   Great Northern Group, Inc.

                     Source and Use of Funds
                at allocation of Offering Maximum

Net Source of Funds:
Equity Investment from
IntertechGlobal.com, Inc,                          $4,944,680.00            100%

Use of Funds:
Acquisition Payment: 100% of common stock          $  650,000.00            13 %
Equipment Purchase                                 $3,000,000.00            61 %
Salaries & Benefits                                $  600,000.00            12 %
Insurance                                          $   50,000.00           1.0 %
Legal & Accounting                                 $   25,000.00            .5 %
Fuel & Maintenance                                 $  294,680.00           5.50%
Engineering & Permits                              $   50,000.00           1.0 %
Travel                                             $   50,000.00           1.0 %
Miscellaneous
Working Capital                                    $  225,000.00           5.0 %
                                                   -------------           -----
                                                   $4,944,680.00            100%

                Intertech Global Marketing Inc.
                    Source and Us4e of Funds
               at allocation of Offering Maximum

Net Source of Funds:
Equity Investment from
IntertechGlobal.com, Inc,                          $4,944,680.00            100%

Use of Funds:
Acquisition Payment: 100% of common stock          $  650,000.00            13 %
Planning & Design                                  $  250,000.00           5.00%
Marketing & Promotion                              $1,747,340.00            36 %
Insurance                                          $   60,000.00           1.0 %
Salaries & Benefits                                $1,600,000.00            30 %
Equipment                                         $   500,000.00            10 %
Legal & Accounting                                 $   47,340.00           1.0 %
Miscellaneous
Working Capital                                    $  200,000.00            4  %
                                                   -------------           -----
                                                   $4,944,680.00            100%